                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                NCR CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

LOGO


                                     -----------------------------
                                     1998

                                     Notice of
                                     Annual Meeting
                                     and Proxy Statement
                                     -----------------------------

                                     Thursday, April 16, 1998
                                     at 9:30 A.M. local time
                                     Auditorium, Building B
                                     NCR Sugar Camp Education Center
                                     101 W. Schantz Avenue
                                     Dayton, Ohio

LOGO
LARS NYBERG
Chairman & Chief Executive Officer

March 3, 1998

Dear NCR Stockholder:

  You are cordially invited to attend NCR's 1998 Annual Meeting of Stockholders on Thursday, April 16, 1998. The meeting will begin promptly at 9:30 a.m. local time in the Auditorium of Building B at NCR's Sugar Camp Education Center, located at 101 W. Schantz Avenue in Dayton, Ohio.

  The official notice of meeting, proxy statement, form of proxy, and 1997 annual report to stockholders are included with this letter. The matters listed in the notice of meeting are described in detail in the proxy statement.

  The annual report is a financial review of NCR's performance in 1997 during its first year as an independent company. NCR has made significant progress in its evolution from being a hardware supplier to a world-class solutions provider since it was spun off by AT&T Corp. on December 31, 1996. NCR is moving its thinking "beyond the box" and helping its business customers do the same so that can they understand and serve consumers better. Today businesses need integrated solutions, and NCR is working to provide them. During 1997, NCR also had to develop new ways of organizing our business and new ways of selling to our customers in order to achieve our long-term goals.

  I look forward to sharing more information about the Company at the annual meeting. If you plan to attend the meeting, please complete and return to NCR the meeting reservation request form printed on the back of this booklet.

  Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to vote your proxy as soon as possible so that your stock may be represented at the meeting. For your convenience, NCR is offering its stockholders of record three methods of voting this year. If you hold your shares of record, you may vote by completing and returning the enclosed proxy card, or you may vote electronically by phone or via the Internet by following the instructions listed on the proxy card. If you hold your shares through a nominee, such as a bank or broker, you should follow the voting instructions provided by the nominee.

Sincerely,

/s/ Lars Nyberg

                                     LOGO

                               NOTICE OF MEETING

  The 1998 Annual Meeting of Stockholders of NCR Corporation will be held in the Auditorium of Building B at NCR's Sugar Camp Education Center, 101 W. Schantz Avenue, Dayton, Ohio 45479, on Thursday, April 16, 1998, at 9:30 a.m. local time, for the following purposes:

  . Item 1: To elect a Class B director to hold office for a three-year term;

  . Item 2: To approve the appointment of Price Waterhouse L.L.P. as independent accountants for 1998; and

  . To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  Holders of record of NCR common stock at the close of business on February 16, 1998, will be entitled to vote with respect to this solicitation. Stockholders are reminded that their shares of NCR common stock cannot be voted unless they are represented by proxy or make other arrangements to have their shares represented at the meeting. Record stockholders may vote their proxies by one of three ways: (a) signing, dating, and mailing the proxy card in the enclosed postage-paid envelope, (b) calling the number indicated on the proxy card to vote by telephone, or (c) accessing the world wide website listed on the proxy to vote via the Internet.

                                          By Order of the Board of Directors,
                                          /s/ Laura K. Nyquist
                                          --------------------
                                          Laura K. Nyquist
                                          Corporate Secretary

Dayton, Ohio
March 3, 1998


                            YOUR VOTE IS IMPORTANT.

    Whether or not you plan to attend the meeting, please vote your proxy.

NCR Corporation
1700 S. Patterson Blvd.
Dayton, Ohio 45479                                                         LOGO

                                PROXY STATEMENT

GENERAL INFORMATION

  This proxy statement and the accompanying proxy and voting instruction card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NCR Corporation, a Maryland Corporation ("NCR" or the "Company"), for the Annual Meeting of Stockholders to be held on April 16, 1998, in Dayton, Ohio. Only stockholders of record at the close of business on February 16, 1998 (the "Record Date") are entitled to notice of, and to vote at, the meeting. There were 103,158,142 shares of NCR common stock outstanding and entitled to vote on December 31, 1997. Each share of NCR common stock is entitled to one vote on each matter properly brought before the meeting.

  Commencing approximately on March 3, 1998, the Company is mailing its annual report for the year ended December 31, 1997, together with this proxy statement and the enclosed proxy and voting instruction card to holders of NCR common stock on the Record Date. If you have NCR common stock in multiple accounts, you may receive more than one annual report. If you like, you may reduce the number of reports that you receive and save the Company the cost of producing and mailing these extra reports. To authorize NCR to discontinue mailing extra reports, please mark the appropriate box on the proxy card for selected accounts, making sure that at least one account continues to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards. To resume the mailing of an annual report to an account, please call the NCR stockholder services number, 1-800-NCR-2303 (1-800-627-2303).

  If you own NCR common stock beneficially and receive more than one NCR annual report, please consider giving permission to your nominee to eliminate duplicate mailings.

Voting of Proxies

  Your vote is important. Shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to vote. Registered stockholders may vote by (a) mailing their signed proxy card, (b) making a toll-free telephone call from the United States or Canada, or (c) accessing an Internet voting website. Stockholders who hold their shares beneficially through a nominee, such as a bank or broker, may be able to vote by telephone as well as by mail. These stockholders should follow the instructions they receive from their nominee.

  The Company's new telephone and Internet voting procedures are designed to authenticate stockholders' identities by use of a unique control number found on the enclosed proxy and voting instruction card. The procedures allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy and voting instruction card.

  All shares of NCR common stock entitled to vote and represented by properly executed proxies received prior to the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If properly executed proxies are returned without specific voting instructions, the shares of NCR common stock represented by those proxies will be voted as recommended by the Board of Directors: "FOR" the election of the nominee for director proposed by the board, and "FOR" the approval of the appointment of Price Waterhouse L.L.P. as the Company's independent accountants for 1998.

  You may revoke your proxy at any time before it is voted at the meeting by
(a) executing a later-dated proxy, (b) voting by ballot at the meeting, or (c) filing a notice of revocation with the inspectors of election in care of the Corporate Secretary of the Company at the above address. The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a nominee, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

Voting Shares Held in Employee Savings Plans

  If you are a participant in the NCR Savings Plan, your proxy includes any NCR common stock allocated to your plan account. The trustee of this plan will vote the number of shares allocated to your account pursuant to the instructions you provide. If proxies representing allocated shares in the NCR Savings Plan are not returned, those shares will be voted by the trustee in accordance with the terms of the plan.

  As a result of AT&T Corp.'s spinoff of Lucent Technologies Inc. ("Lucent"), AT&T Capital Corporation, and NCR, you may hold shares of NCR common stock through other savings plans. If so, you may receive separate voting instructions from that plan's administrator and your shares will be voted in accordance with the terms of the respective plan. Please sign and return these instructions promptly to be sure these shares are represented at the annual meeting.

Votes Required

  The presence, in person or by proxy, of the holders of at least a majority of the shares of NCR common stock outstanding on the Record Date is necessary to have a quorum for the annual meeting. Abstentions and broker "no-votes" are counted as present for purposes of determining a quorum. A broker "no-vote" occurs when a nominee holding shares of NCR common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

  The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for the passage of the directors' proposals (Items 1 and 2). Any shares not voted by abstention have the same effect as a vote against the proposals and broker "no-votes" have no effect on the outcome of the vote.

Solicitation of Proxies

  Solicitation of proxies may be made by the Company through the mail, in person, and by telecommunications. The cost of soliciting proxies will be borne by the Company. The Company also has retained Georgeson & Company, Inc. to assist in the solicitation of proxies, at an estimated cost of $17,000, plus reimbursement of reasonable out-of-pocket expenses. In accordance with the regulations of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"), NCR will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of NCR common stock.

Annual Meeting Admission

  Admission to the meeting is limited to stockholders of record or their proxy, beneficial owners of NCR common stock having evidence of ownership, and guests of NCR. If you plan to attend the meeting in person, please complete and return to NCR's Corporate Secretary the meeting reservation request form printed on the back of this proxy statement. If you are not a registered stockholder, please include evidence of your ownership of NCR stock with the form.

  Stockholders who have not obtained a reservation for the meeting will be admitted upon verification of stock ownership at the meeting. Results of the meeting will be included in NCR's next quarterly report filed with the SEC. Information on obtaining a full transcript of the meeting will also be found in that quarterly report.

Procedures for Stockholder Proposals and Nominations

  Under the Company's Bylaws, nominations for director may be made only by the Board of Directors or a committee of the board, or by a stockholder entitled to vote who has delivered notice to the Company not less than 90, nor more than 120, days before the first anniversary of the preceding year's annual meeting.

  The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within the time limits described above for a nomination for the election of a director. These requirements are separate and apart from, and in addition to, the SEC's requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

  A copy of the full text of the Company's Bylaws may be obtained upon written request to the Corporate Secretary at the address provided above.

Stockholder Proposals for 1999 Annual Meeting

  Stockholder proposals intended to be presented at NCR's 1999 Annual Meeting of Stockholders must be received by NCR's Corporate Secretary no later than November 3, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 1999 proxy materials.

Other Matters to Come Before the Meeting

  The Board of Directors does not know of any matters which will be brought before the 1998 annual meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy and acting thereunder will have discretion to vote in accordance with their best judgment.

Spinoff From AT&T Corp.

  NCR was previously a wholly-owned subsidiary of AT&T Corp. ("AT&T") from September 19, 1991, until December 31, 1996. As part of its restructuring plan to split into three companies, AT&T distributed all of its shares of NCR common stock on December 31, 1996 (the "Spinoff"), and NCR became a publicly-traded company.

ELECTION OF CLASS B DIRECTOR
(Item 1 on Proxy Card)

  The Board of Directors currently consists of three classes of directors. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. Class B directors will be elected at the annual meeting to serve for a term expiring at the Company's annual meeting in the year 2001. The directors in Classes A and C are serving terms expiring at the Company's Annual Meeting of Stockholders in 2000 and 1999, respectively.

  NCR's Board of Directors has proposed the following nominee for election as a Class B director at the annual meeting:

                         Nominee for Class B Director
          With Term Expiring at the Annual Meeting in the Year 2001:

                             LINDA FAYNE LEVINSON

  The Board of Directors Recommends a Vote "FOR" the Election of the Above-Named Nominee as Director for a Term of Three Years. Proxies solicited by the Board of Directors will be voted "FOR" the election of the nominee, unless stockholders specify otherwise in their proxies.

  Information is provided below with respect to the nominee for election and each director continuing in office. Should the nominee become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed form of proxy will vote the shares that they represent for the election of such other person as the board may recommend, unless the board reduces the number of directors. The Board of Directors knows of no reason why the nominee will be unavailable or unable to serve.

Nominee for Election as Director

Class B--Nominee for Term Expiring in 2001

LINDA FAYNE LEVINSON, 56, has been a principal with Global Retail Partners, a private equity investment fund investing in start-up and early-stage retail and electronic commerce companies since 1997. She is also President of Fayne Levinson Associates, an independent consulting firm she founded in 1994 that advises both major corporations and start-up entrepreneurial ventures in the areas of strategy, market, and corporate development. In 1993, Ms. Levinson was an executive with Creative Artists Agency Inc. From 1989 to 1992, she was a partner in the merchant banking operations of Alfred Checchi Associates, Inc. She is also a director of Genentech, Inc., Administaff, Inc., and Jacobs Engineering Group Inc. Ms. Levinson became a director of NCR on January 1, 1997, and is Chair of the Committee on Directors and a member of the Compensation Committee.

Directors Whose Terms of Office Continue

Class A--Terms Expire in 2000

LARS NYBERG, 46, has been Chairman, Chief Executive Officer, and President of NCR since June 1, 1995. Before joining NCR, from 1993 to 1995, Mr. Nyberg was Chairman and Chief Executive Officer of the Communications Division for Philips Electronics NV, an electronics and electrical products company. He also served as a member of the Philips Group Management Committee during that time. In 1992, Mr. Nyberg was appointed Managing Director, Philips Consumer Electronics Division. From 1990 to 1992, he was the Chairman and Chief Executive Officer of Philips Computer Division. Mr. Nyberg became a director of NCR in 1995. He is Chair of the Executive Committee and a member of the Committee on Directors.

DAVID R. HOLMES, 57, has been President and Chief Executive Officer of The Reynolds and Reynolds Company since 1989 and its Chairman since August 1990. He joined Reynolds and Reynolds, a provider of information management systems and services to the automotive, health-care, and general business markets, in 1984 as Senior Vice President of its Computer Systems Division. Prior to joining Reynolds and Reynolds, he was Vice President and General Manager at Nabisco Brands, Inc. Mr. Holmes is a director of The Dayton Power & Light Company and Wright Health Associates, Inc. Mr. Holmes became a director of NCR on January 1, 1997, and is a member of the Compensation Committee.

JAMES O. ROBBINS, 55, has served as President and CEO of Cox Communications, Inc., a cable television operator, since September 1995. Previously, he was President of the Cable Division of Cox Enterprises, Inc., a position he held from 1985 to 1995. Before joining Cox in 1983, he was Senior Vice President of Operations, Western Region, for Viacom Communications, Inc. Mr. Robbins is a director of Cox Communications, Inc., Teleport Communications Group, Inc., and Telewest Communications plc. He became a director of NCR on January 1, 1997, and is a member of the Audit and Finance Committee.

Class C--Terms Expire in 1999

RONALD A. MITSCH, 63, is Vice Chairman and Executive Vice President of 3M, a global, diversified manufacturing company. Dr. Mitsch has been 3M's Executive Vice President, Industrial and Consumer Markets and Corporate Services, since 1991, and its Vice Chairman since 1995. Dr. Mitsch is also a director of 3M, Lubrizol Corporation, and Shigematsu Works Inc., Tokyo, Japan. He became a director of NCR on January 1, 1997, and is Chair of the Compensation Committee and a member of the Committee on Directors and the Executive Committee.

C.K. PRAHALAD, 56, is a Professor of Business Administration at The University of Michigan. Mr. Prahalad is a specialist in corporate strategy and the role of top management in large, diversified, multi-national corporations. He is also a director of OIS Optical Imaging Systems, Inc. Mr. Prahalad became a director of NCR on January 1, 1997, and is a member of the Audit and Finance Committee and the Executive Committee.

WILLIAM S. STAVROPOULOS, 58, has been President and Chief Executive Officer of The Dow Chemical Co., a chemical and plastics producer, since 1995. Mr. Stavropoulos became President of Dow Chemical in 1993, and was its Chief Operating Officer from 1993 to 1995. He was a Senior Vice President at Dow Chemical from 1991 to 1993, and President of Dow U.S.A. from 1990 to 1993. Mr. Stavropoulos is also a director of Dow Corning Corporation, BellSouth Corporation, and Chemical Financial Corporation. He became a director of NCR on January 1, 1997, and is Chair of the Audit and Finance Committee and a member of the Executive Committee.

  Duane L. Burnham, currently serving as a Class B director, has chosen not to stand for re-election at the annual meeting for personal reasons. The Board of Directors, pursuant to the Bylaws, has reduced the number of directors to seven effective as of the end of Mr. Burnham's term.

The Board of Directors

  The Board of Directors is responsible for overseeing the overall performance of the Company. Members of the board are kept informed of the Company's business through discussions with the Chairman and other members of the Company's management and staff, by reviewing materials provided to them, and by participating in board and committee meetings. In 1997, NCR's Board of Directors met six times and the committees held ten meetings. The directors attended, in the aggregate, 96% of the total board and committee meetings held in 1997. Mr. Prahalad attended approximately 73% of the aggregate of total board meetings and committee meetings for the committee on which he served in 1997.

Committees of the Board

  In 1997, NCR's Board of Directors established four committees: the Audit and Finance Committee, the Compensation Committee, the Committee on Directors, and the Executive Committee. These committees are briefly described below.

  The Audit and Finance Committee regularly meets with management to review the adequacy of the Company's internal controls as well as the scope and results of audits performed by the Company's independent accountants and internal auditors. In addition, the committee is the principal agent of the Board of Directors in assuring the adequacy of the Company's financial, accounting, and reporting control processes. The Audit and Finance Committee is also responsible for, among other things: (a) recommending to the Board of Directors the appointment of the Company's independent accountants, (b) reviewing NCR's risk management policies and practices, and (c) reviewing the Company's cash position and capital structure, capital appropriation plans, and other significant financial matters affecting the Company. In 1997, the committee consisted of four non-employee directors and met five times.

  The Compensation Committee reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of NCR's total compensation practices. The committee also reviews the performance levels of NCR's executive officers and determines base salaries and incentive awards for NCR's Chairman and Chief Executive Officer and other executive officers. The committee makes recommendations to the Board of Directors concerning the board's compensation. In addition, the Compensation Committee reviews NCR's executive compensation plans in relation to its corporate strategies, management's proposals to make significant organizational changes or significant changes to existing executive officer compensation plans, and NCR's plans for management succession. In 1997, the committee, which consisted of three non-employee directors, met three times.

  The Committee on Directors establishes procedures for the selection, retention, and performance evaluation of directors; reviews board governance procedures; and reviews the Company's ethics and compliance program. The committee also reviews the composition of NCR's Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors. The committee recommended this year's director nominee at the December 1997 board meeting. In 1997, the committee consisted of three members and met two times.

  The Executive Committee will meet between regular board meetings if urgent action is required. This committee has the authority to exercise all powers of the full Board of Directors, except that it will not have the power, among other things, to declare dividends, issue stock, amend the Bylaws, recommend to the stockholders any action that requires stockholder approval, or approve any merger or share exchange which requires stockholder approval. The Executive Committee did not meet in 1997.

Compensation of Directors

  Each of NCR's non-employee directors receives an annual retainer of $30,000 for the year beginning on the date of the Company's annual stockholders meeting and ending on the day before the next such meeting (the "Service Year"). The retainer is payable in 25% increments on June 30, September 30, December 31, and March 31, provided the director is still serving on NCR's board on each of those dates. Upon a director's resignation or other termination from the board during the Service Year, he or she will forfeit the remaining amount of the retainer for that Service Year.

  Prior to the beginning of the Service Year, non-employee directors may elect to receive all or a portion of the retainer in NCR common stock instead of cash. These directors may also elect to defer receipt of the stock (a) until his or her resignation or other termination as a director, (b) until the date five or ten years from the first day of the Service Year for which it is payable, or (c) in one to five equal annual installments, beginning either the Service Year after the retainer is earned, or the year following the date of termination as a director.

  The Company maintains stock unit accounts based on NCR common stock for deferred stock payments. Dividend payments on NCR common stock equivalents, if any, will be reinvested in additional deferred stock units. Deferred stock payments may be paid in cash or in stock. A non-employee director who leaves the board prior to the date of payment of deferred stock units may elect, prior to termination, to convert the deferred stock units to a deferred cash account.

  On January 2, 1997, each of the non-employee directors received an initial grant of NCR common stock with a value equal to two times the annual retainer. The non-employee directors had the option of receiving this stock immediately or deferring receipt for the same time periods available for deferral of the annual retainer. If deferred, a stock unit account was maintained, in the manner described in the preceding paragraph.

  In addition, NCR's non-employee directors receive stock option grants at the beginning of each Service Year with a present value of $30,000. The number of shares underlying these options is determined by dividing the annual retainer amount by an accepted formula, and then dividing the result by the fair market value of a share of NCR common stock on the grant date. The options have an exercise price of the fair market value of the stock and are fully vested on the date of grant.

  Directors who are also employees of the Company or a subsidiary of the Company do not receive compensation for serving as directors.

DIRECTORS' PROPOSAL TO APPROVE THE APPOINTMENT OF PRICE WATERHOUSE L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.
(Item 2 on Proxy Card)

  Upon the recommendation of the Audit and Finance Committee, which is composed entirely of independent directors, the Board of Directors has appointed Price Waterhouse L.L.P. ("Price Waterhouse") as independent accountants for the Company for the fiscal year 1998. Price Waterhouse was engaged to audit the Company's consolidated financial statements and to perform certain other services. Price Waterhouse served as the Company's independent public accounting firm from 1963 to 1991, and since March 1997. The board believes the firm is highly qualified to perform this function.

  Effective February 21, 1997, upon the recommendation of the Audit and Finance Committee, the board voted to change NCR's independent accountants, dismissing Coopers & Lybrand L.L.P. ("Coopers & Lybrand") and engaging Price Waterhouse. As of March 19, 1997, the date NCR filed its report on Form 10-K for the year ended December 31, 1996, Coopers & Lybrand no longer served as the Company's independent accountants. The reports by Coopers & Lybrand on the consolidated financial statements of NCR for each of the fiscal years ending December 31, 1995 and December 31, 1996 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  During the 1995 and 1996 fiscal years and through March 19, 1997, there were no disagreements between NCR and its former independent accountants, Coopers & Lybrand, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  Pursuant to a letter from Coopers & Lybrand to the SEC, dated March 19, 1997, a copy of which is filed as Exhibit 16 to NCR's Form 8-KA filed with the SEC on the same date, which letter was furnished at NCR's request, Coopers & Lybrand agrees with the above statements.

  Representatives of Price Waterhouse will be present at the annual meeting. They will be given an opportunity to make a statement, and they will be available to respond to appropriate questions. Representatives of Coopers & Lybrand are not expected to be present at the meeting.

  The Board of Directors Recommends a Vote "FOR" the Proposal to Approve the Appointment of Price Waterhouse as the Company's Independent Accountants for 1998. If the stockholders do not approve this proposal, the Audit and Finance Committee and the Board of Directors may reconsider the appointment. Proxies solicited by the Board of Directors will be voted "FOR" this proposal, unless stockholders specify otherwise in their proxies.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

  The following table contains information concerning the beneficial ownership of the Company's common stock, as of December 31, 1997, for (a) each director elected to the board as of January 1, 1997, (b) each of the executive officers named in the Summary Compensation Table found below, and (c) directors and executive officers as a group. Except as otherwise noted, the individuals named below and their family members had sole voting and investment power with respect to such securities.

                                                              NUMBER OF SHARES
                                                             BENEFICIALLY OWNED
      NAME                                                         (1)(2)
      ----                                                   ------------------
      Lars Nyberg(3)........................................       95,953
      Duane L. Burnham(4)(5)................................        5,245
      David R. Holmes(4)(5).................................        4,245
      Linda Fayne Levinson(4)(5)............................        4,261
      Ronald A. Mitsch(4)(5)................................        4,245
      C.K. Prahalad(5)......................................        4,616
      James O. Robbins(4)(5)(6).............................        5,545
      William S. Stavropoulos(4)(5).........................        4,245
      Anthony Fano(3).......................................       86,514
      John L. Giering(3)....................................      120,764
      Per-Olof Loof(3)......................................       29,502
      Hideaki Takahashi(3)(7)...............................       86,913
      Directors and Executive Officers as a Group (21
       persons)(3)(8).......................................      775,116

----------

(1) No individual director or executive officer beneficially owns 1% or more of the Company's outstanding common stock, nor do the directors and executive officers as a group.

(2) Some of NCR's executive officers and directors own fractional shares of NCR common stock. For purposes of the above table, all fractional shares have been rounded to the nearest whole number.

(3) Includes beneficial ownership of the following number of shares of NCR common stock which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under employee incentive compensation plans of NCR: Mr. Nyberg--66,758; Mr. Fano--79,334; Mr. Giering--109,304; Mr. Loof--26,633; Mr. Takahashi--81,944; and all executive officers as a group--655,381. Also includes beneficial ownership of the following number of shares of NCR common stock which may be acquired within 60 days of December 31, 1997, pursuant to vested restricted stock units awarded under NCR's employee incentive compensation plans: Mr. Nyberg--16,661; Mr. Fano--3,615; Mr. Giering--4,899; Mr. Loof--2,846; Mr. Takahashi--4,804;
    and all executive officers as a group--55,096.

(4) Upon election to the board, each director received an initial grant of 1,795 shares of NCR common stock and was given the opportunity to defer immediate receipt of the grant. See the caption "Compensation of Directors" above. For those directors who elected to defer receipt, this table includes 1,795 units denominated as NCR common stock equivalents held in deferred compensation stock unit accounts. These accounts were established as set forth above under the caption "Compensation of Directors."

(5) Includes beneficial ownership of 2,450 shares of NCR common stock which may be acquired within 60 days of December 31, 1997, pursuant to stock options awarded under the NCR Management Stock Plan.

(6) Includes 300 shares held by Mr. Robbins' children for which he disclaims any beneficial interest.

(7) Mr. Takahashi also owns 1,000 shares of NCR Japan, Ltd., a subsidiary of NCR.

(8) Includes 6.25 shares held by the grandchildren of one of the executive officers for which he disclaims any beneficial interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of February 19, 1998, the following persons were known by the Company to be the beneficial owners of more than 5% of the outstanding shares of NCR common stock. The percentage of outstanding common stock owned by such holders is based on outstanding shares of NCR common stock as of December 31, 1997.

                                                           TOTAL NUMBER PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER                  OF SHARES   OF CLASS
      ------------------------------------                 ------------ --------
      Dodge & Cox Incorporated............................ 6,430,068(1)  6.23%
      One Sansome Street, 35th Floor
      San Francisco, California 94104
      Lazard Freres & Co., LLC............................ 5,400,649(2)  5.24%
      30 Rockefeller Plaza, 63rd Floor
      New York, New York 10020
      Putnam Investments, Inc.(3)......................... 7,462,610(4)  7.23%
      One Post Office Square
      Boston, Massachusetts 02109

----------
(1) Based on the Schedule 13G filed by Dodge & Cox Incorporated ("Dodge & Cox") with the SEC, dated February 12, 1998. According to the Schedule 13G filed by Dodge & Cox, it has investment power over 5,817,518 shares as an investment adviser and shared voting power over 72,500 shares held by institutional clients.

(2) Based on the Schedule 13G filed by Lazard Freres & Co., LLC ("Lazard Freres") with the SEC, dated February 13, 1998. According to the Schedule 13G filed by Lazard Freres, it has sole investment power with respect to all such shares and sole voting power with respect to 3,974,964 shares.

(3) Based on the Schedule 13G filed by Putnam Investments, Inc. ("Putnam") with the SEC, dated January 16, 1998, on behalf of itself and its parent holding company, Marsh & McLennan Companies, Inc., and two of Putnam's wholly-owned subsidiaries: Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are registered investment advisers that manage accounts for the benefit of their mutual fund and institutional clients, respectively.

(4) According to the Schedule 13G filed by Putnam, both PIM and PAC have investment power over 7,369,849 and 92,761 shares, respectively, as investment advisers, and PAC has shared voting power over 83,795 shares held by institutional clients.

  The following performance graph and report of the Compensation Committee shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.

PERFORMANCE GRAPH

  The following graph compares the cumulative stockholder return on NCR common stock to the total returns on the Standard & Poor's 500 Stock Index and the Standard & Poor's Technology Sector Index. This graph covers the period of time from the Spinoff of NCR from AT&T on December 31, 1996, through December 31, 1997.

                           [Line Graph Appears Here]

                             DEC. 31, 1996 MARCH 31, 1997 JUNE 30, 1997 SEPT. 30, 1997 DEC. 31, 1997
                             ------------- -------------- ------------- -------------- -------------
    NCR.....................    $100.00       $104.46        $ 88.10       $103.72        $ 82.71
    S&P 500.................    $100.00       $102.68        $120.61       $129.64        $133.37
    S&P Technology Sector...    $100.00       $100.64        $122.75       $143.55        $126.04

----------
(1) In each case, assumes a $100 investment on December 31, 1996, and reinvestment of all dividends, if any.
(2) Upon the Spinoff, on December 31, 1996, shares of NCR common stock were trading on the NYSE on a when-issued basis. On January 2, 1997, shares of NCR common stock began open public trading on the NYSE.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, which consists entirely of independent outside directors (the "Committee"), reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees. The Committee reviews the performance levels of executive officers and determines the annual base salaries and incentive awards to be paid.

  The Company's compensation and benefit programs are designed to attract and retain the best people in the industry; and recognize corporate, business unit, individual, and team performance through the use of incentives, including equity-based incentives, that reward for the creation of stockholder value and the achievement of key financial, strategic, individual, and team objectives.

  The Committee relates total compensation levels for the Company's executive officers to the total compensation paid to similarly situated executives of a peer group of companies (the "Peer Group") with which the Company competes for customers and executive talent. To form a basis of comparison, NCR selects the Peer Group under an outside consulting firm's counsel. The Peer Group consists of corporations with similar characteristics, including industry and technology emphasis. Some of these companies are also included in the S&P Technology Sector Index found under the caption, "Performance Graph," above.

  Total compensation should compare favorably to that of companies performing at levels equivalent to NCR. Hence, if Company performance is in the upper quartile (75th percentile), total compensation should, accordingly, be in the upper quartile. Likewise, if Company performance is at the 50th percentile, total compensation should reflect that position. The weighting of elements of compensation is towards those that are performance driven.

  The key components of the compensation program for executive officers are base salary, annual incentive compensation, and long-term incentives.

  Salaries for executive officers are determined by the Committee annually, based on review of each executive's level of responsibility, experience, expertise, and sustained corporate, business unit, and individual performance.

  Executive officers participate in the NCR Management Incentive Plan for Executive Officers (the "MIP") and are eligible to receive annual cash incentive awards if certain specified objectives are met. Awards for 1997 were based on financial measures of net income, return on assets, contribution margin, and revenue growth, as well as discretionary objectives that varied by work group. On balance, compensation objectives were not met, except that NCR net income threshold objectives were achieved.

  Long-term incentives generally are comprised of stock-related awards under the NCR Management Stock Plan. The Committee believes that this type of incentive compensation aligns management's interests with the interests of stockholders. Long-term incentives awarded in 1997 included restricted stock units under the NCR Long Term Incentive Program (the "LTIP") and stock options under the Management Stock Plan.

  Each executive officer is eligible to receive an annual grant of stock options with an exercise price equal to the fair market value of the stock on the grant date.

  The executive officers also are eligible to receive awards of restricted stock units under the LTIP. This program rewards performance against Company and business unit objectives in the current year, and the performance of NCR stock in subsequent years. Objectives for the executive officers for 1997 were financial measures of net income, return on assets, contribution margin, and revenue growth, as well as discretionary objectives that varied by work group. Awards earned in 1997 were issued in the form of restricted stock units that will vest in two years. The 1997 awards generally were based upon the Company and the business units not meeting their compensation objectives, except that NCR net income threshold objectives were achieved.

  In connection with the successful completion of the Spinoff of NCR from AT&T and pursuant to commitments made prior to the Spinoff, executive officers also received the following stock awards effective January 2, 1997: special Spinoff option grants with a five-year term that become exercisable after two years; grants of stock options and awards of restricted stock units, and in some cases restricted stock and phantom share accounts, for shares of NCR stock that replaced outstanding awards for stock of AT&T; and one-time grants of options to purchase 90 shares of Company stock under the NCR WorldShares Plan, which granted such options to all employees of the Company.

  Mr. Nyberg participates in the same executive compensation plans that cover the other executive officers, determined according to the same compensation philosophy and principles. For 1997, Mr. Nyberg's annual incentive award under the MIP and his award of restricted stock units under the LTIP were based on NCR's performance against the following measures: net income, return on assets, and revenue; with a discretionary component. Mr. Nyberg's 1997 MIP and LTIP awards were based on the Company not meeting its compensation objectives, except that NCR net income threshold objectives were achieved.

  Mr. Nyberg also has a letter established by AT&T, pre-Spinoff, defining selected parts of his compensation. Pursuant to commitments made prior to the Spinoff, Mr. Nyberg received the following in 1997: a completion bonus installment payment; a special hiring bonus installment payment; and a special Spinoff grant of options and restricted stock.

  The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation if it deems that is appropriate.

Dated: February 18, 1998

                                          The Compensation Committee:

                                          Duane L. Burnham, Chairman
                                          David R. Holmes
                                          Linda Fayne Levinson

EXECUTIVE COMPENSATION

  The following tables set forth certain compensation information for the Company's most highly compensated executives, including the Chairman of the Board and Chief Executive Officer of NCR, for the year ended December 31, 1997 (the "Named Executives").

SUMMARY COMPENSATION TABLE

                                                   LONG-TERM COMPENSATION
                        ANNUAL COMPENSATION   --------------------------------
                                                     AWARDS(1)         PAYOUTS
                         ---------------------------------------------------------------
                                       OTHER                SECURITIES
                                      ANNUAL                UNDERLYING         ALL OTHER
  NAME AND                            COMPEN-  RESTRICTED    OPTIONS/   LTIP    COMPEN-
  PRINCIPAL           SALARY   BONUS  SATION  STOCK AWARDS     SARS    PAYOUTS  SATION
  POSITION       YEAR   ($)     ($)    $(2)       $(3a)        #(4)     $(5)     $(6)
----------------------------------------------------------------------------------------
  Lars Ny-
   berg(7)       1997 873,862 129,500  98,581   129,500(3b)  254,296       --    536,252
   Chairman of
   the Board,                                 5,000,000(3c)
   Chief Execu-
   tive Offi-
   cer, and      1996 647,658 772,915 129,472   705,206(3d)        0   489,127 2,327,921
   President                                     98,852(3e)
                 1995 272,308 760,506 122,847   990,942(3d)  692,196       --          0
                                                 45,036(3e)
                                              2,222,500(3f)
  Anthony Fano   1997 308,659  10,850  12,369    21,700(3b)   53,026       --      6,044
   Senior Vice
   President     1996 303,009 171,084  26,241   153,318(3d)   17,742         0     5,625
   Retail Solu-
   tions Group   1995 285,577  45,383  94,772   204,452(3d)   24,278    80,900     5,625

  John L.
   Giering       1997 345,390  24,500  11,253    24,500(3b)   59,904       --      5,991
   Senior Vice
   President
   and           1996 326,490 232,275  22,025   206,195(3d)   25,099         0 3,534,852
   Chief Finan-
   cial Officer  1995 309,522  84,476  15,523   303,832(3d)   33,592   144,000   399,149

  Per-Olof
   Loof(8)       1997 340,065  45,449  45,383    23,620(3b)   53,026       --         27
   Senior Vice
   President                                     44,779(3e)
   Financial
   Solutions
   Group         1996 339,174 192,780     --    155,762(3d)   17,742         0         0
                 1995 270,188 106,444     --    140,050(3d)    4,735         0         0

  Hideaki
   Takahashi(9)  1997 375,823  11,932  42,771    24,397(3b)   53,026       --     38,327
   Senior Vice
   President     1996 327,706 196,627     --    206,288(3d)   14,206         0         0
   Worldwide
   Field Organ-
   ization                                       61,153(3e)
                 1995 385,018 100,213     --    258,691(3d)   14,269    31,277         0
                                                 48,003(3e)


----------

(1) Prior to 1997, all awards were granted with respect to AT&T common stock. On January 2, 1997, all awards of AT&T stock options and restricted stock units, except for the award of 35,000 AT&T restricted stock units granted to Mr. Nyberg by AT&T in September 1995, were replaced with comparable awards based on NCR stock with share numbers and exercise prices, as applicable, adjusted to preserve the economic value of such awards at the time of the Spinoff of NCR from AT&T. In order to account for AT&T's divestiture of Lucent on September 30, 1996, and the Spinoff of NCR on December 31, 1996, the number of shares of NCR common stock underlying the replacement awards was calculated by multiplying the number of shares of AT&T common stock under the original award by a factor of 1.34777 (the "Lucent Factor") and then multiplying the resulting figure by a factor of
    1.17128 (the "NCR Factor"). Similarly, to determine the exercise price of the new NCR replacement stock options, the original exercise price was divided by the Lucent Factor and then the resulting number was again divided by the NCR Factor.

    The amounts shown in the column "Restricted Stock Awards" represent the dollar value of such awards on the dates originally granted. These amounts did not change with respect to the replacement grants described above. The amounts shown for stock options represent the number of shares of NCR common stock underlying such options. As set forth above, all of the outstanding options for AT&T common stock that were granted by AT&T prior to the Spinoff were replaced with options for NCR common stock. Accordingly, the amounts shown in the "Securities Underlying Options/SARs" column in 1996 and 1995 represent the number of shares of NCR common stock that would have been underlying such options on the dates originally granted based on the conversion formula described above.

(2) Includes (a) dividend equivalents paid with respect to long-term restricted stock units and performance shares prior to the end of the three-year performance period, (b) tax payment reimbursements, (c) the value of certain personal benefits and perquisites, including $22,588 for use of a vehicle by Mr. Loof in 1997, and (d) relocation reimbursements. Does not include perquisites and personal benefits when such compensation is less than $50,000 or 10% of the Named Executive's salary and bonus for that year.

(3)(a) The amounts shown represent the dollar value of restricted stock awards granted under the NCR Long Term Incentive Program (the "LTIP"), a program offered under the NCR Management Stock Plan (the "NCR Stock Plan"), restricted stock awards granted under the 1987 AT&T Long Term Incentive Plan (the "AT&T Stock Plan"), and other restricted stock awards, on the date such awards were originally granted.

       On December 31, 1997, the aggregate value of the unvested restricted stock awards granted under the LTIP of the NCR Stock Plan (based on an NCR common stock price of $27.8125 per share) for the 1995-1997 and 1996-1998 performance cycles (including any NCR replacement awards in respect of AT&T restricted stock awards that were converted upon the Spinoff) for Messrs. Nyberg, Fano, Giering, Loof, and Takahashi, respectively, was $926,768, $220,887, $298,094, $201,418, and $295,536.

       The aggregate number of shares and value on December 31, 1997 (based on an NCR common stock price of $27.8125 per share) for all unvested awards of other restricted shares of NCR common stock (including restricted stock units or phantom share units) as such awards were replaced under the formula described above in footnote 1, for Messrs. Nyberg, Fano, Loof, and Takahashi, respectively, was 153,454 shares ($4,267,940); 16,225 shares ($451,258); 1,587 shares ($44,138); and 3,922 shares
       ($109,081). The value of the 35,000 restricted stock units awarded to Mr. Nyberg by AT&T, which was converted to 50,013 shares of AT&T restricted stock units as set forth below in footnote 3(f), was $3,066,422 on December 31, 1997 (based on an AT&T common stock price of $61.3125 per share).

(b) In February 1998, NCR's Compensation Committee granted performance-based awards of NCR restricted stock units under the LTIP of the NCR Stock Plan. The awards for the 1997-1999 performance cycle were generally based on the Company and the business units not meeting their compensation objectives in 1997, except that NCR net income threshold objectives were achieved. The number of shares of NCR common stock represented by these awards granted to Messrs. Nyberg, Fano, Giering, Loof, and Takahashi, respectively, were 4,059, 681, 768, 741, and 765.

(c) In January 1997, NCR granted Mr. Nyberg a special award of 149,533 restricted shares of NCR common stock pursuant to a letter agreement with AT&T, dated June 7, 1996. This award will become fully vested (i) in September 1999, provided Mr. Nyberg is still employed by NCR as of that date, or (ii) prior to that date if he dies, becomes disabled, is involuntarily terminated other than for cause, or voluntarily terminates following certain specified occurrences. Dividends, if any, are reinvested in additional shares of restricted stock and are subject to the same provisions as the original award.

(d) In January 1997, the Compensation Committee granted performance-based awards of NCR restricted stock units under the LTIP of the NCR Stock Plan to the Named Executives as follows. First, Messrs. Fano, Giering, Loof, and Takahashi received NCR restricted stock units for the 1996-1998 cycle based on the achievement of specific 1996 performance objectives. The number of shares of NCR common stock represented by these awards granted to Messrs. Fano, Giering, Loof, and Takahashi, respectively, were 4,327, 5,819, 4,396, and 5,822. Second, the committee also granted replacement awards of NCR restricted stock units under the NCR Stock Plan for performance share awards that had been granted to the Named Executives under the AT&T Stock Plan, with the exception of the award of 35,000 AT&T restricted stock units granted to Mr. Nyberg by AT&T in 1995, described below in footnote 3(f), which was not replaced with an award based on NCR common stock.

    The following awards granted under the AT&T Stock Plan were replaced with NCR restricted stock units under the NCR Stock Plan based on the conversion formula described above in footnote 1. In 1994 and 1995, awards classified as performance share awards under the AT&T Stock Plan for the 1994-1996 and the 1995-1997 performance cycles, respectively, were granted to the Named Executives. The number of shares of NCR common stock represented by the replacement awards for both of these cycles that were granted to Messrs. Nyberg, Fano, Giering, Loof, and Takahashi, respectively, were 30,525, 6,305, 9,347, 4,340, and 7,992. At the time of these grants, the payout of such awards was tied to achieving certain business objectives with the full award earned if 100% of the objectives was achieved over the three-year cycles. In December 1995, as a result of the Spinoff and the resulting change in the Company's business objectives, AT&T's Compensation Committee deemed that the performance objectives for the 1994-1996 and the 1995-1997 performance cycles had been met in full. In addition, in 1996, the AT&T Compensation Committee granted an award to Mr. Nyberg for the 1996-1998 cycle without performance criteria. The number of shares of NCR common stock represented by Mr. Nyberg's replacement award for this cycle is 16,661.

    The awards under the LTIP of the NCR Stock Plan for the 1997-1999 and 1996-1998 cycles and the replacement awards granted for the 1996-1998, 1995-1997, and 1994-1996 cycles will vest in one installment at the end of the respective cycle and be payable in the first quarter following the end of that three-year cycle, with certain exceptions in the case of death, disability, or retirement. For example, awards granted under the 1997-1999 cycle will vest in one installment at the end of 1999 and be payable in the first quarter of 2000 if the participant remains employed by NCR for the three full years ending December 31, 1999. Awards are distributed as common stock, or as cash equal to the value of the underlying shares, or partly in common stock and partly in cash. Dividend equivalents, if any, on these awards are paid in cash.

(e) In conjunction with the Officer Plan (as defined below under the caption "Pension Plans"), in 1997, Mr. Loof received 1,587 restricted shares of NCR common stock. In 1996 and 1995, Messrs. Nyberg and Takahashi received restricted shares of AT&T common stock that were subsequently replaced with awards of restricted shares of NCR common stock on January 2, 1997. The number of shares represented by the replacement awards to Messrs. Nyberg and Takahashi, respectively, are 2,519 and 1,558 for awards made in 1996, and 1,316 and 1,435 for awards made in 1995. Dividends, if any, on these shares are reinvested in additional shares of restricted stock. The value of such awards at the date of grant is reflected in the above table. These awards vest at age 55 provided the officers are still employed by NCR as of that date, and become freely transferable at age 62.

(f) During 1995, as part of an AT&T special equity incentive/retention program, Mr. Nyberg received a special restricted stock unit award of 35,000 shares of AT&T common stock from AT&T. This grant vests four years after the date of grant and carries stringent penalties for competition and other specified adverse activities. Dividends on the restricted stock units are paid in cash. The grant to Mr. Nyberg was not converted into an award based on NCR common stock upon the Spinoff, but remains denominated in AT&T stock and the responsibility of AT&T. However, to preserve the economic value of this award after the spinoffs of Lucent and NCR from AT&T, the number of shares underlying the original award was multiplied by the Lucent Factor and the resulting number was multiplied by 1.06026 to account for the NCR Spinoff. As a result of this conversion, the number of shares of AT&T common stock underlying this award is currently 50,013. The value of this award at the date of grant is reflected in the above table.

(4) In 1997, amounts shown represent the number of shares of NCR common stock underlying the options on the date originally granted. In 1995 and 1996, amounts shown represent the number of shares of NCR common stock that would have been underlying the original AT&T stock option grants on the dates originally granted based on the conversion formula described above in footnote 1.

    On January 2, 1997, NCR's Compensation Committee granted the Named Executives options under three different programs. First, the Named Executives received special turnaround Spinoff grants under the NCR Stock Plan. Second, the Named Executives received management stock option grants for NCR common stock under the NCR Stock Plan. Third, each Named Executive received options under the NCR WorldShares Plan as part of a company-wide grant to employees in connection with the achievement of certain performance goals in 1996. The aggregate number of shares of NCR common stock underlying the turnaround, management, and WorldShares options is listed in the above table for 1997.

    In addition, on January 2, 1997, the Compensation Committee also granted the Named Executives replacement awards for those options granted under the AT&T Stock Plan that were unexercised as of the Spinoff. These grants replaced options for AT&T common stock that expired by their terms upon the Spinoff because the Named Executives were no longer employed by AT&T after December 31, 1996. The unexercised AT&T options were replaced with options for NCR common stock based on the formula described above in footnote 1. The expiration date and vesting schedule of the original grants were not changed in the replacement option grants.

(5) Includes distribution in 1995 to Messrs. Fano, Giering, and Takahashi under the AT&T Stock Plan of performance units for the 1992-1994 performance cycle ended December 31, 1994. Also, includes payment in 1996 to Mr. Nyberg under the AT&T Stock Plan of performance units for the 1993-1995 cycle.

(6) For Mr. Nyberg, includes payments in 1996 and 1997 of $375,000 in respect of a lump-sum completion bonus and $39,333 in respect of a special hiring bonus, which payments were made pursuant to letter agreements between AT&T and Mr. Nyberg, dated June 7, 1996, and July 13, 1995, respectively. In 1996, pursuant to the June 7, 1996 letter agreement with AT&T, includes a $1,900,000 lump-sum payment to Mr. Nyberg in lieu of special pension benefits and entitlements he would have received from AT&T had he stayed in that company's employ. For a summary of the employment agreements with Mr. Nyberg, see the caption "Employment Agreements and Change in Control Arrangements" below. In addition, the table includes in 1997 and 1996, respectively, a premium payment of $115,790 and $13,588 for a split-dollar life insurance policy for Mr. Nyberg. Includes in 1997 NCR matching contributions of $5,938 to the NCR Savings Plan for each of Messrs. Nyberg, Fano, and Giering. Includes for each of Messrs. Fano and Giering NCR matching contributions of $5,625 to the NCR Savings Plan in 1996 and 1995. Also includes in 1997 a fractional share payout in connection with the replacement options granted on January 2, 1997, to Messrs. Nyberg, Fano, Giering, Loof, and Takahashi of $191, $107, $54, $27, and $29, respectively. For Mr. Takahashi, includes payment of $38,298 in 1997 for his expatriate assignments to Singapore and the United States. For Mr. Giering, includes in 1996 and 1995, respectively, accrued interest of $516,579 and $393,524, and, in 1996, a tax payment reimbursement of $727,648 on a lump-sum amount payable pursuant to an employment agreement with NCR and AT&T, dated September 23, 1991, providing for Mr. Giering's employment as Senior Vice President, Finance and Administration, of NCR. This agreement expired on December 31, 1996, and Mr. Giering received in 1996 the lump-sum payment of $2,275,000, plus interest and tax payment reimbursement, pursuant to said agreement, which amounts are included in the above table. In addition, includes $10,000 lump-sum payment in 1996 to Mr. Giering for achievement of performance objectives relating to the Company's real estate portfolio.

(7) Mr. Nyberg became Chairman of the Board, Chief Executive Officer, and President of NCR effective June 1995.

(8) Mr. Loof joined NCR from AT&T on October 2, 1995. Salary, bonus, and all other annual compensation paid to Mr. Loof is reported in U.S. dollars although it is paid in U.K. pound sterling. The values listed above are based on the following currency conversion rates: $1.6508, $1.713, and $1.55075 per U.K. pound sterling for 1997, 1996, and 1995, respectively. The conversion rates used were those rates published by Reuters News Service on the last day of December of each year.

(9) Salary, bonus, and all other compensation paid to Mr. Takahashi is reported in U.S. dollars although it is paid in Japanese yen and Singapore dollars. The values listed above are based on the following currency conversion rates: $.007659, $.008624, and $.009674 per Japanese yen for 1997, 1996, and 1995, respectively, and $.594354 per Singapore dollar for 1997. The conversion rates used were those rates published by Reuters News Service on the last day of December of each year.

Option Grants in 1997

                                      INDIVIDUAL GRANTS
                         ------------------------------------------------
                     NUMBER OF
                       SHARES   PERCENT OF                        GRANT
                     UNDERLYING   TOTAL                           DATE
                      OPTIONS    OPTIONS   EXERCISE              PRESENT
                      GRANTED   GRANTED TO   PRICE   EXPIRATION   VALUE
  NAME                  (#)     EMPLOYEES  ($/SHARE)    DATE     ($)(4)
-------------------------------------------------------------------------
  Lars Nyberg        104,673(1)    1.67%    33.4375    1/2/07   1,737,572
                     149,533(2)    2.39%    33.4375    1/2/02   1,996,266
                          90(3)     *       33.4375    1/2/02         924
  Anthony Fano        23,029(1)    0.37%    33.4375    1/2/07     382,281
                      29,907(2)    0.48%    33.4375    1/2/02     399,258
                          90(3)     *       33.4375    1/2/02         924
  John L. Giering     29,907(1)    0.48%    33.4375    1/2/07     496,456
                      29,907(2)    0.48%    33.4375    1/2/02     399,258
                          90(3)     *       33.4375    1/2/02         924
  Per-Olof Loof       23,029(1)    0.37%    33.4375    1/2/07     382,281
                      29,907(2)    0.48%    33.4375    1/2/02     399,258
                          90(3)     *       33.4375    1/2/02         924
  Hideaki Takahashi   23,029(1)    0.37%    33.4375    1/2/07     382,281
                      29,907(2)    0.48%    33.4375    1/2/02     399,258
                          90(3)     *       33.4375    1/2/02         924


----------

   * Denotes less than 0.001%.

(1) These management options were part of the regular annual grant of options under the NCR Stock Plan. The options become exercisable in 25% increments over four years, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement.

(2) These turnaround options were awarded under the NCR Stock Plan as part of a special one-time option grant following the Spinoff. The options become exercisable January 2, 1999, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement.

(3) These options were granted under the NCR WorldShares Plan, a global stock option program for all employees. The options became exercisable in one installment on January 2, 1998.

(4) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the above table. NCR's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require certain assumptions to be made. The following assumptions were made for purposes of calculating the grant date present values listed above: for the management options, volatility at 40%, dividend yield at 0%, an expected term of 6 years, and interest rate of 6.35%; for the turnaround options, volatility at 40%, dividend yield at 0%, an expected term of 4 years, and interest rate of 6.35%; for the WorldShares Plan options, volatility at 40%, dividend yield at 0%, an expected term of 2.5 years, and interest rate of 6.35%. The real value of the options in the above table depends upon the actual performance of the NCR stock underlying the options during the applicable period.

Aggregated Option Exercises in 1997
and Year-End Values

                                                               VALUE OF
                                            UNEXERCISED      IN-THE-MONEY
                                          OPTIONS/SARS AT  OPTIONS/SARS AT
                                              YEAR END         YEAR END
                                                (#)              ($)
---------------------------------------------------------------------------
                       SHARES
                     ACQUIRED ON  VALUE
                      EXERCISE   REALIZED   EXERCISABLE/     EXERCISABLE/
  NAME(1)                (#)       ($)    UNEXERCISABLE(2) UNEXERCISABLE(3)
---------------------------------------------------------------------------
  Lars Nyberg              0         0         40,500                0
                                              905,992                0
  Anthony Fano             0         0         59,343           56,911
                                               82,111                0
  John L. Giering          0         0         79,124                0
                                              103,466                0
  Per-Olof Loof            0         0         14,771                0
                                               74,790                0
  Hideaki Takahashi        0         0         67,186          440,775
                                               72,608                0


----------

(1) None of the individuals set forth in the above table has stock appreciation rights.

(2) Includes both options granted prior to and following the Spinoff. Options granted prior to the Spinoff were granted with respect to AT&T common stock under the AT&T Stock Plan and, to the extent outstanding on December 31, 1996, were replaced on January 2, 1997, with options for shares of NCR common stock under the NCR Stock Plan. This replacement was intended to preserve the economic value of the options at the time of the Spinoff. The number of shares of NCR common stock covered by the replacement options was calculated by multiplying the number of shares of AT&T common stock underlying the options as of the Lucent spinoff by 1.34777 ("the Lucent Factor") and then, to the extent such options were still outstanding on December 31, 1997, multiplying the resulting number of shares by 1.17128 (the "NCR Factor"). The exercise price was determined by dividing the original exercise price by the Lucent Factor and then dividing the resulting figure by the NCR Factor.

(3) The value of in-the-money options assumes the closing market price of NCR common stock underlying the NCR stock options as of December 31, 1997 ($27.8125).

Pension Plans

  The Company maintains the NCR Pension Plan, a qualified, non-contributory defined benefit plan which provides retirement benefits to employees based in the United States, including Messrs. Nyberg, Giering, and Fano. Benefits payable under the NCR Pension Plan are funded solely by contributions made by NCR on an actuarial basis to a trust. Generally, benefits for employees are based on a participant's years of credited service with NCR and its subsidiaries and the participant's Modified Average Pay (as defined in the NCR Pension Plan). For each year of credited service, the participant receives between 1.3% and 1.7% of his or her Modified Average Pay and such benefits vest after a participant has completed five years of service with NCR or its subsidiaries, as well as at age 65. An additional benefit (the "PensionPlus benefit") equivalent to 1.5% of a participant's Compensation (as defined in the NCR Pension Plan) paid in each month since January 1, 1992, and 2% of Compensation paid in 1991, is also provided.

  The NCR Nonqualified Excess Plan (the "Excess Plan") provides supplemental retirement benefits to those employees of NCR whose retirement benefits under the NCR Pension Plan are affected by limits under the Internal Revenue Code of 1986, as amended (the "Code"). The supplemental pension benefits provided by the Excess Plan equal the difference between the benefits under the NCR Pension Plan without regard to Code limits and the actual pension benefits payable under the NCR Pension Plan. The supplemental benefits under the Excess

Plan will be paid at the same time and in the same form as the benefits under the NCR Pension Plan. The Excess Plan is a nonqualified plan, funded from general corporate assets. Messrs. Nyberg, Fano, and Giering participate in the Excess Plan.

  Mr. Takahashi participates in the NCR Japan Directors Pension Plan, a non-contributory plan which provides retirement benefits to directors of NCR Japan, Ltd., of which NCR is the majority owner. Generally, benefits under the NCR Japan Directors Pension Plan are determined by accumulating a lump-sum amount for each year of service as a director, determined by multiplying gross monthly base pay for each year by a specified multiplier. The multiplier applicable to Mr. Takahashi's benefit is 4.2. Each year's amount is added to the accumulated amount as of the previous year, and the previous year's accumulated amount is increased by a specified interest rate. Mr. Takahashi's benefit is fully vested.

  Mr. Loof participates in the NCR (Scotland) Pension Plan, which provides retirement benefits to employees of NCR Financial Solutions Ltd., a wholly-owned subsidiary of NCR. The NCR (Scotland) Pension Plan is made up of three parts: a non-contributory final average pay defined benefit plan, a contributory defined contribution money purchase plan, and a non-contributory death benefit plan. The final average pay plan benefit is calculated as 1% of Final Pensionable Earnings (as defined in the NCR (Scotland) Pension Plan) for each year of service while participating in the plan. The money purchase plan benefit consists of employee contributions of 3%, 4%, or 5% of earnings, as elected by the employee, with Company matching contributions equal to 50% of the employee contributions. The death benefit plan provides a lump-sum death benefit, a spouse's pension and children's pensions if a participant dies before age 65. By the terms of the plan, Mr. Loof's benefits are calculated by taking into consideration no more than the first 84,000 pounds sterling of earnings. Mr. Loof's benefits are fully vested.

  Mr. Loof also participates in the NCR Mid-Career Hire Supplemental Pension Plan, which pays a benefit to an employee hired by NCR for the first time at age 35 or over, at a level of D-Band or higher, who is working at a level of E-Band or higher at termination of employment from NCR, and whose total service with NCR and its affiliates at the E-Band level is five or more years. The benefit equals 1% of annual pay for each "Pension Credit Year," which is each year worked for NCR, up to a maximum equal to the number of years between age 30 and the age on the date of hire with NCR.

  NCR also maintains two nonqualified, unfunded supplemental retirement plans that cover executive officers designated as participants thereunder by the Compensation Committee. The NCR Senior Executive Retirement, Death & Disability Plan (the "Senior Executive Plan") covers Messrs. Giering and Fano. The Retirement Plan for Officers of NCR (the "Officer Plan") is generally designed to replace the Senior Executive Plan for officers and senior managers appointed after November 30, 1988, and covers Messrs. Nyberg, Loof, and Takahashi.

  The Senior Executive Plan provides monthly benefits upon termination of employment based upon 4% of a final average monthly pay per year of service to a maximum of 15 years. Final average monthly pay is determined by taking into account the participant's highest consecutive 36 months of compensation (i.e., salary, any management incentive plan award, and 50% of certain long-term incentive plan awards) during the last six years of employment. The benefit is actuarially reduced to the extent that the participant is under age 62 at the time of retirement. The benefit is offset by the participant's Social Security primary insurance amount; by the benefit under the NCR Pension Plan, the Excess Plan, or under any other pension, profit sharing, savings, or other retirement plan of NCR, an NCR affiliate, or a prior employer; and any disability income benefits received pursuant to a disability income plan sponsored by NCR. The Senior Executive Plan also provides for disability benefits in the event that a participant's employment is terminated due to total disability and for death benefits in a reduced amount. The Compensation Committee generally has discretion to disallow benefits in the event that a participant engages in certain competition with NCR during the three-year period following termination of employment with NCR.

  Prior to January 1, 1997, the Senior Executive Plan contained a change in control provision that was triggered when NCR's stockholders approved the merger of NCR with a wholly-owned subsidiary of AT&T in

1991. Messrs. Giering and Fano are entitled to benefits under the Senior Executive Plan that are enhanced by this change in control provision, which includes an additional five years of service and a guaranteed minimum compensation amount for purposes of calculating the pension benefit under the Senior Executive Plan, and the ability to commence receiving benefits at any time after attaining age 50, subject to more favorable early retirement reduction factors.

  The Officer Plan provides for monthly benefits upon termination of employment based upon 2.5% of career average monthly pay for service after becoming a participant, including salary, any management incentive plan award, and certain long-term incentive plan awards. The monthly benefit is actuarially reduced to the extent that the participant is under age 62 at the time of retirement. The monthly benefit is offset by the participant's benefit under the NCR Pension Plan (other than the PensionPlus benefits), the Excess Plan, and any employer-provided benefit under any other retirement plan of NCR, an NCR affiliate, and any disability income benefits received pursuant to a disability income plan sponsored by NCR. The Officer Plan permits participants to elect a joint and survivor form of annuity providing for reduced lifetime benefits and an annuity for the life of the participant's surviving spouse. Under the Officer Plan, no benefit is payable if the participant terminates employment prior to one year from the effective date of participation in the plan. In addition, a participant whose employment is terminated prior to age 55 for any reason other than death receives no benefits, unless he or she has been employed by NCR for at least ten years prior to termination of employment. However, a participant will be entitled to his or her accrued benefit under the Officer Plan if the participant's employment with NCR is terminated under circumstances entitling the participant to severance benefits under an NCR change in control severance plan (as described below under the caption "Employment Agreements and Change in Control Arrangements"). The Officer Plan also provides death benefits in reduced amount. The Compensation Committee has discretion to disallow benefits in the event that a participant engages in certain competition with NCR during the three-year period following termination of employment with NCR. Prior to 1997, participants in the Officer Plan received annual awards of NCR restricted stock with a face value equal to 15% of base salary. The restricted stock vests at age 55, provided the participant remains employed with NCR until that date, and becomes freely transferable at age 62.

  Certain of NCR's nonqualified executive pension plan benefits are supported by a benefits trust, the assets of which are subject to the claims of NCR's creditors.

  If Messrs. Nyberg, Fano, Giering, Loof, and Takahashi continue in their current positions, at current salaries and at target bonus levels, and retire at age 62 from NCR, the estimated annual pension amounts payable from NCR's qualified and nonqualified defined benefit pension plans, including supplemental pension plans, would be $1,148,130, $301,880, $391,200, $254,645, and $249,585, respectively.

Employment Agreements and
Change in Control Arrangements

  In connection with NCR's Spinoff from AT&T at the end of 1996, the Company assumed liability under the following agreements already in effect between Mr. Nyberg and AT&T: (a) letter agreement, dated April 18, 1995 (the "1995 Agreement"), (b) letter agreement, dated July 13, 1995 (the "Supplemental Agreement"), and (c) letter agreement, dated June 7, 1996 (the "1996 Agreement").

  The 1995 Agreement provided for Mr. Nyberg's employment with NCR prior to the Spinoff, including the payment of a base salary, an incentive award in 1995, performance unit awards under the AT&T Stock Plan, and options to purchase shares of AT&T common stock. On January 2, 1997, the outstanding performance units were replaced with comparable restricted stock unit awards based on NCR common stock under the NCR Management Stock Plan, which replacement was intended to preserve the economic value of the awards at the time of the Spinoff. The number of NCR restricted stock units underlying the replaced performance units was 30,525.

  Under the terms of the Supplemental Agreement, Mr. Nyberg receives a special hiring bonus of $118,000 payable by NCR to Mr. Nyberg in three equal installments on June 1 of each of the years 1996 through 1998.

These payments are conditioned on Mr. Nyberg's continued employment with NCR on such dates. The 1996 Agreement provides for an annual bonus of $375,000, payable by NCR to Mr. Nyberg on June 1 of each of the years 1996 through 1998, and a bonus of $3,875,000, payable by NCR to Mr. Nyberg on June 1, 1999, provided in each case that Mr. Nyberg is employed by NCR on such dates (collectively, the "Completion Bonus"). In the event his employment is terminated as a result of death, Disability, involuntary termination other than for Cause, or Termination for Good Reason (as such terms are defined in the 1996 Agreement), Mr. Nyberg (or his estate) will receive a one-time payment of $5,000,000, less any Completion Bonus payments already received. The 1996 Agreement also provides for a bonus of $2,000,000 to be paid to Mr. Nyberg on or after June 1, 1999, upon NCR offering and Mr. Nyberg accepting an employment contract with NCR for an additional two-year period beyond June 1, 1999 (the "Re-enlistment Bonus"). As required by the 1996 Agreement, prior to the Spinoff, NCR established a rabbi trust with assets sufficient to fund the portion of the Completion Bonus unpaid at the Spinoff and the Re-enlistment Bonus.

  Pursuant to the terms of the 1996 Agreement, on January 2, 1997, NCR provided Mr. Nyberg with (a) a grant of options to purchase 149,533 shares of NCR common stock, representing the number of shares of NCR common stock valued at the market price of such shares at the date of grant equal to $5,000,000, and (b) a grant of 149,533 restricted shares of NCR common stock such that the market price per share of NCR common stock at the date of grant multiplied by such number of restricted shares equals $5,000,000. Such options and restricted shares will become exercisable or vest, as applicable, in September 1999.

  The NCR Change in Control Severance Plan for Executive Officers (the "CIC Plan") provides that certain severance benefits are payable to an executive officer whose employment with NCR is terminated as a result of involuntary termination other than for Cause, or voluntary termination for Good Reason (as such terms are defined in the CIC Plan), during the three years following the occurrence of any of certain enumerated events, or voluntary termination for any reason during the thirteenth calendar month following the month in which the triggering event occurs. The severance benefits include severance pay equal to base pay for three years, payment of the target bonus under the MIP for the years during which separation pay is received, reimbursement for any excise tax liability with respect to the severance benefits under Internal Revenue Code Section 4999, continued medical insurance coverage for the officer and eligible dependents and continued life insurance coverage for the officer, outplacement services, and financial counseling. In addition, the officer will be fully vested in any NCR stock options or other stock awards, and any accrued benefit under the Officer Plan. Payment of the severance pay ceases if the officer becomes employed with NCR or an unrelated company. If the officer dies while receiving severance benefits, the benefits will continue to be paid to the officer's estate. The CIC Plan terminates December 31, 2000. The change in control agreement between NCR and Mr. Nyberg contains the same terms as the CIC Plan, except that the severance payments include payment of target long-term incentive bonuses for the severance pay period. It also terminates December 31, 2000.

  The above notice and proxy are sent by order of the Board of Directors.

                                          /s/ Laura K. Nyquist
                                          --------------------
                                          Laura K. Nyquist
                                          Corporate Secretary

Dated: March 3, 1998

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 Detach Here
--------------------------------------------------------------------------------

LOGO

                                          1998 ANNUAL STOCKHOLDERS MEETING
                                          RESERVATION REQUEST FORM

Complete the following information and return to Laura K. Nyquist, Corporate Secretary, NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479, for admission to the 1998 Annual Stockholders Meeting of NCR Corporation.

     Stockholder's Name and Address:
                                   --------------------------------------------
                                   --------------------------------------------
                                   --------------------------------------------
     Number of Shares of NCR Common
     Stock held:                   --------------------------------------------

  If the shares listed above are not registered in your name, identify the name of the stockholder of record below and include evidence that you beneficially own the shares.

     Stockholder of Record:        --------------------------------------------


                            THIS IS NOT A PROXY CARD

--------------------------------------------------------------------------------
                                       V

[ncr logo]                                        PROXY/VOTING INSTRUCTION CARD
NCR Corporation


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR NCR'S ANNUAL MEETING OF STOCKHOLDERS ON APRIL 16, 1998.

The undersigned stockholder of NCR Corporation, a Maryland corporation (''NCR''), hereby appoints Lars Nyberg, John L. Giering, and Jon S. Hoak, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of NCR that the undersigned is entitled to vote at NCR's Annual Meeting of Stockholders to be held in Dayton, Ohio, on April 16, 1998, and at any postponement or adjournment thereof, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including the matters described in the proxy statement furnished herewith. This proxy also provides voting instructions to the trustee of the NCR Savings Plan and to the trustees and administrators of the benefit plans of AT&T Corp., Lucent Technologies, Inc., AT&T Capital Corporation, or other companies, with respect to shares of NCR common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators.

THE PROXIES OR THE TRUSTEES AND ADMINISTRATORS OF THE PLANS, AS THE CASE MAY
BE, WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ARE AN NCR SAVINGS PLAN OR OTHER BENEFIT PLAN PARTICIPANT ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE VOTED BY THE TRUSTEES OF SUCH PLANS.

                                                  NCR Corporation
                                                  1700 South Patterson Boulevard
                                                  Dayton, OH  45479-0001


[NCR LOGO HERE]

c/o BankBoston
P.O. Box 9398
Boston, MA  02205-9398


Instructions for Voting Your Proxy
----------------------------------

NCR is now offering stockholders three alternative ways of voting their proxies.

 .By Telephone (using a touch-tone telephone)       .Through the Internet (using a browser)    .By Mail (traditional method)
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.  NCR Corporation encourages you to use these cost-effective and convenient ways of voting, 24 hours a day,
7 days a week.

TELEPHONE VOTING
   .  This method of voting is available for residents of the U.S. and Canada.
   .  On a touch tone telephone, call TOLL FREE 1-888-807-7699, 24 hours a day, 7 days a week.
   .  You will be asked to enter the number listed in the box marked "Control Number" above your name in the lower left hand corner of this form.
   .  Have your proxy card ready, then follow these instructions:
      OPTION 1:         To vote as the Board of Directors recommends on ALL proposals, press 1.
      OPTION 2:         If you choose to vote on each proposal separately, press 2.
                        Proposal 1:   To vote for the nominee, press 1; to withhold for the nominee, press 2.
                        Proposal 2:   To vote for, press 1; against, press 2; abstain, press 3.
   .  Your vote will be confirmed and cast as you directed.
INTERNET VOTING
   .  There may be Internet charges (usage or server fees) that must be paid by the stockholder.
   .  Visit our Internet voting website at HTTP://WWW.EQUISERVE.COM/PROXY/
   .  Enter the Control Number above your name and follow the instructions on your screen, which are similar to those listed above for telephone voting.
VOTING BY MAIL
   .  Simply mark, sign, and date your proxy card and return it in the postage-paid envelope.
   .  If you are voting by telephone or the Internet, please do not mail your proxy card.

NCR'S Annual Meeting of Stockholders will be held at 9:30 a.m. on April 16, 1998, at NCR's Sugar Camp Education Center, 101 W.
Schantz Ave., Dayton, OH 45479.  Please see your proxy statement for instructions should you wish to attend the meeting.

                                                   PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------
[X] Please mark
    votes as in
    this example.

------------------------------------------------------------------------------------------------------------------------------------
                                     NCR's Directors recommend a vote "FOR" proposals 1 and 2.
------------------------------------------------------------------------------------------------------------------------------------

1. Election of Class B   FOR      WITHHELD           2. Approval of the Appointment of    FOR         AGAINST      ABSTAIN
   Director:             [_]        [_]                 Price Waterhouse L.L.P. as        [_]           [_]          [_]
   Linda Fayne Levinson                                 Independent Accountants for
                                                        1998.

------------------------------------------------------------------------------------------------------------------------------------

                                                           ----------------------------------
                                                            Discontinue Annual
                                                            Report Duplicate Account  [_]

                                                            Vote Limitations on Other
                                                            Side of Card              [_]
                                                           ----------------------------------

                                      If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy.
                                      If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.



Signature___________________________________ Date_____________  Signature_____________________________________ Date________________
                                          Please Sign This Proxy as Name(s) Appear Above.

NCR's Internet Proxy Voting Script


                          Boston EquiServe

                          Proxy Services

                          Boston EquiServe Proxy Services allow you to securely vote your proxy card over the Web using Boston EquiServe's advanced Web technology. All votes are kept in the strictest confidence.

                          To vote your proxy using our secure Internet
                          services, please have your proxy ready and
                          click on the button below....

                                                     [Vote Proxy]

--------------------------------------------------------------------------------

   Please enter the 13 Digit Control Number located in the lower left corner of your proxy card and click "Submit."

                                          Control Number: [xxxxxxxxxxxxx]

                                                          [ Submit ]
--------------------------------------------------------------------------------
NCR Corporation

   You may now cast your proxy vote for the NCR Corporation Annual Meeting to be held on April 16, 1998 for shareholders of record as of February 16, 1998.

                                                      CUSIP:  62886E108

       ----------------------------------------------------------------
       Proxy Voting Instructions

       Your Internet vote is subject to the same terms and conditions as indicated on your proxy card and authorizes the named proxies to vote according to your instructions at the annual meeting.

       Please select one of the following options:

           . Vote all proposals in accordance with the Board of Directors' recommendations

           . Vote each proposal selectively

                                  [ Submit ]

--------------------------------------------------------------------------------

[If voting all proposals in accordance with the Board of Directors' recommendations.]

          Proxy Confirmation

          Please review your voting instructions below.
          You may then either submit your vote or revise what you have entered.

          Vote all proposals FOR The Board of Directors' recommendations

                           ----------- -------------
                            Cast Vote   Revise Vote
                           ----------- -------------

--------------------------------------------------------------------------------
[If voting each proposal selectively]

Proxy Vote

Please vote proposals 1 through 2 below by clicking on the box that indicates how you would like to vote each proposal. When you have finished, click on the Submit button at the bottom of the page.

1.  Election of Class B Director
     O  Vote for Nominee
     O  Vote withheld from Nominee
    (A) Linda Fayne Levinson
    ............................................................................
2. Approval of the Appointment of Price Waterhouse LLP as Independent Accountants for 1998
     O  For
     O  Against
     O  Abstain
    ............................................................................
                           --------  ---------------
                            Submit    Revise Ballot
                           --------  ---------------



--------------------------------------------------------------------------------

Proxy Confirmation

     Please review your voting instructions below.
     You may then either submit your vote or revise what you have entered.

     Proposal 1. Election of Class B Director
                 Vote [WITHHELD from/FOR] Nominee
                 ...............................................................
     Proposal 2. Approval of the Appointment of Price Waterhouse LLP as
                 Independent Accountants for 1998
                 [FOR/AGAINST/ABSTAIN]
                 ..............................................................

                           ----------- -------------
                            Cast Vote   Revise Vote
                           ----------- -------------

--------------------------------------------------------------------------------

                    NCR Corporation Proxy Telephone Script

Topic Code:      1030
Description:     Control Number Entry
Message:         Welcome to Shareholder Direct Telephone Proxy. Please be
                 assured that your telephone-based vote is strictly confidential. (Pause) Please use your telephone key pad to enter your thirteen-digit control number found in the lower left portion of your proxy card.

Topic Code:      9999
Message:         You have selected NCR Corporation.

Topic Code:      9997
Description:     Initial Comments
Message:         Your Internet vote is subject to the same terms and conditions as indicated on your proxy card and authorizes the named parties to vote according to your instructions at the annual meeting.

Topic Code:      2000
Description:     Vote All
Message:         To vote your proxy in accordance with the Board of Directors'
                 recommendations, please press 1. To vote on each issue separately, press 2.

Topic Code:      2010
Description:     Confirm Vote - All In Favor of Management
Message:         You have chosen to vote your proxy in accordance with the Board of Directors' recommendations.  If this is correct, press 1.
                 If this is not correct, press 2.

Topic Code:      2020
Description:     Confirm Vote - Vote Ballot Selectively
Message:         You have chosen to vote on each proposal separately. If this is correct, press 1. If this is not correct, press 2.

Topic Code:      3001
Description:     Director Election (Withhold Selectively)
Message:         You will now vote for the Directors: To accept all of the
                 Nominees, Press 1. To withhold your vote from all of these Nominees, press 2. To withhold your vote from only some of the nominees, press 3.

Topic Code:      3010
Description:     Confirm Vote - Accept All
Message:         You have chosen to elect all of the Nominees. If this is
                 correct, press 1. If this is not correct, press 2.

Topic Code:      3020
Description:     Confirm Vote - Withhold All
Message:         You have chosen to withhold your vote from all of the Nominees.
                 If this is correct, press 1.  If this is not correct, press 2.

Topic Code:      3030
Description:     Confirm Vote - Withhold Selectively
Message:         You have chosen to vote on a per Nominee basis. If this is correct, press 1. If this is not correct, press 2.

Topic Code:      3100
Description:     Individual Director Election - Instructions
Message:         The Board of Directors has proposed one nominee, Linda Fayne
                 Levinson, for election as a Class B director at the annual meeting. You may choose to accept, or you may choose to withhold your vote from the Nominee.

Topic Code:      3160
Description:     Please Consider
Message:         Please consider Nominee...

Topic Code:      3101
Message:         Linda Fayne Levinson

Topic Code:      3170
Description:     Accept or Withhold Menu
Message:         To vote for this Nominee as a director, press 1. To withhold your vote from this Nominee, press 2.

Topic Code:      3171
Description:     Confirm Vote - Accept
Message:         You have chosen to vote for Linda Fayne Levinson. If this is correct, press 1. If this is not correct, press 2.

Topic Code:      3172
Description:     Confirm Vote - Withhold
Message:         You have chosen to withhold your vote from Linda Fayne
                 Levinson. If this is correct, press 1. If this is not correct, press 2.

Topic Code:      4003 Updated March 2 - 5:00 pm
Message:         Item 2. Approved of the Appointment of Price Waterhouse LLP as
                 Independent Accountants for 1998.

Topic Code:      4043
Description:     Voting Issues Menu (Without the Terminate Option)
Message:         To vote for, press 1. To vote against, press 2. To abstain, press 3.

Topic Code:      4051
Description:     Confirm Vote - For

Message: You have chosen to vote for this proposal. If this is correct, press 1. If this is not correct, press 2.

Topic Code:      4052
Description:     Confirm Vote-
Message:         You have chosen to vote against this proposal. If this is
                 correct, press 1. If this is not correct, press 2.

Topic Code:      4053
Description:     Confirm Vote-
Message:         You have chosen to abstain from voting on this proposal. If this is correct, press 1. If this is not correct, press 2.

Topic Code:      1600
Description:     Thank You And Good-bye
Message:         Thank-you for participating. Good Bye.